EXHIBIT C

FORM OF NOTICE OF INTENT TO TENDER

NOTICE OF INTENT TO TENDER

Regarding

SHARES OF BENEFICIAL INTEREST

of

BLACKROCK MULTI-STRATEGY HEDGE ADVANTAGE

Tendered Pursuant to the Offer to Repurchase Dated March 21, 2007

THIS NOTICE OF INTENT TO TENDER MUST BE
RECEIVED BY YOUR FINANCIAL ADVISOR BY APRIL 25, 2007.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK TIME, ON APRIL 25, 2007, UNLESS THE OFFER
IS EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver it to
Your Financial Advisor.

For additional information, call the Fund at 1-877-GPC-ROCK.

You may also direct questions to your financial advisor.

BlackRock Multi-Strategy Hedge Advantage

Ladies and Gentlemen:

        The undersigned hereby tenders to BlackRock Multi-Strategy Hedge Advantage, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest of the Fund (“Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Repurchase, dated March 21, 2007 (“Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

        The undersigned hereby sells to the Fund the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

        The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to repurchase the Shares tendered hereby.

        A non-interest bearing, non-transferable promissory note for the repurchase price will be held in an account for the undersigned with PFPC, Inc., the Fund’s administrator and agent designated for this purpose. Subsequently, any cash payment of the repurchase price for the Shares tendered by the undersigned will be made by crediting your account with Merrill Lynch as described below. The undersigned understands that the repurchase price will be based on the unaudited net asset value per Share as of June 29, 2007 or, if the Offer is extended, such later date as described in Section 3 of the Offer to Repurchase. The undersigned further understands that in the unlikely event any payment for the Shares tendered hereby is in the form of securities, such payment will be made by means of a special arrangement between the undersigned and the Fund, separate from this Notice of Intent to Tender and the Offer.

        All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Repurchase, this tender is irrevocable.

        PLEASE FAX OR MAIL, IN THE ENCLOSED POSTAGE PAID ENVELOPE, THIS NOTICE OF INTENT TO TENDER TO YOUR FINANCIAL ADVISOR FOR ADDITIONAL INFORMATION CALL THE FUND AT 1-877-GPC-ROCK.

2

PART 1.	Name and Address (Please Complete; Joint Owners Should Complete for Each):

Name of Shareholder: ________________________________________________

Social Security No. or Taxpayer Identification No.: __________________

Telephone Number: __________________

Name of Joint Shareholder: ________________________________________________

Social Security No. or Taxpayer Identification No.: __________________

Telephone Number: __________________

PART 2.	Shares Being Tendered (Please Specify Dollar Amount):

Such tender is with respect to (specify one):

All of the undersigned’s Shares.

A portion of the undersigned’s Shares expressed as the specific dollar amount below.

$ __________

Shareholders tendering a portion of their Shares will be required to hold Shares in the amount of $25,000 (or any lower amount equal to a Shareholder’s initial subscription amount net of the applicable sales load after the repurchase of Shares) (the “Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the value of the undersigned’s Shares to fall below the Required Minimum Balance, the Fund may reduce the amount to be repurchased from the undersigned so that the value of the Shareholder’s Shares is above the Required Minimum Balance or repurchase all of the Shareholder’s Shares.

PART 3.	Payment.

CASH PAYMENT

Cash payments will be credited to the Shareholder’s account at Merrill Lynch in which the Shareholder’s Shares are held. Please confirm that account number:

Account Number

PROMISSORY NOTE

The promissory note will be held in an account for the undersigned with PFPC, Inc., the Fund’s administrator and agent designated for this purpose. A copy may be requested by calling (800) 348-1824 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

PART 4.	Signature(s).

If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________

3